As filed with the Securities and Exchange Commission on January 25, 2006
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ALTUS PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2836 (Primary Standard Industrial Classification Code Number)	04-3573277 (IRS Employer Identification No.)
125 Sidney Street
Cambridge, MA 02139
(617) 299-2900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sheldon Berkle
President and Chief Executive Officer
Altus Pharmaceuticals Inc.
125 Sidney Street
Cambridge, MA 02139
(617) 299-2900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Jonathan L. Kravetz, Esq. Megan N. Gates, Esq. Scott A. Samuels, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center Boston, MA 02111 (617) 542-6000	Richard D. Forrest, Esq. Altus Pharmaceuticals Inc. 125 Sidney Street Cambridge, MA 02139 (617) 299-2900	David E. Redlick, Esq. Peter N. Handrinos, Esq. Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, MA 02109 (617) 526-6000
     Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.
     If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-129037
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of Each Class of	Amount to be	Offering price per	Aggregate Offering	Amount of
Securities to be Registered	Registered (1)	share	Price	Registration Fee(2)
Common Stock, $0.01 par value.	1,150,000	$15.00	$17,250,000	$1,846

     (1) Includes 150,000 shares that may be purchased by the underwriters to cover over-allotments, if any.
     (2) Calculated in accordance with Rule 457(a) of the Securities Act of 1933, as amended.
     THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE AND
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
     This Registration Statement on Form S-1 is being filed with respect to the registration of additional shares of common stock, par value $.01 per share, of Altus Pharmaceuticals Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement includes the registration statement facing page, this page, the signature pages, an exhibit index, an opinion of counsel regarding the legality of the securities being registered and a related consent and accountant’s consent. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-129037), initially filed by the Registrant on October 17, 2005 and declared effective by the Securities and Exchange Commission on January 25, 2006. The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of common stock by 1,150,000 shares, including 150,000 shares of common stock that may be purchased by the underwriters to cover over-allotments, if any. Pursuant to Rule 462(b), the contents of the Registration Statement on Form S-1, as amended (File No. 333-129037), including the exhibits and the power of attorney thereto, are incorporated by reference into this Registration Statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16. Exhibits and Financial Statement Schedules.
     All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (Registration No. 333-129037) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith:

Exhibit
Number	Description of Exhibit

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to the Registrant, with respect to the legality of the securities being registered.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to the Registration Statement on Form S-1 of the Registrant, File No. 333-129037).

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts, on January 25, 2006.

ALTUS PHARMACEUTICALS INC.
By:	/s/ Sheldon Berkle
Sheldon Berkle
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Sheldon Berkle Sheldon Berkle	President, Chief Executive Officer and Director (principal executive officer)	January 25, 2006
/s/ Jonathan I. Lieber Jonathan I. Lieber	Vice President and Chief Financial Officer (principal financial and accounting officer)	January 25, 2006
* John P. Richard	Chairman of the Board	January 25, 2006
* Richard H. Aldrich	Director	January 25, 2006
* Lynne H. Brum	Director	January 25, 2006
* Stewart Hen	Director	January 25, 2006
* Peter L. Lanciano	Director	January 25, 2006
* Jonathan S. Leff	Director	January 25, 2006
* Manuel A. Navia, Ph.D.	Director	January 25, 2006
* Jonathan D. Root, M.D.	Director	January 25, 2006
* Michael S. Wyzga	Director	January 25, 2006
* Signed by Jonathan I. Lieber pursuant to power of attorney.

EXHIBIT INDEX

Exhibit
Number	Description

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to the Registrant, with respect to the legality of the securities being registered.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to the Registration Statement on Form S-1 of the Registrant, File No. 333-129037).